CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN OMITTED.

WARRANT CERTIFICATE

This Warrant Certificate is effective as of May 26, 2021.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE LATER OF (I) MAY 26, 2021, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED BY 5:00 P.M. (TORONTO TIME) ON MAY 26, 2031.

Certificate Number W-5	FLEXITI FINANCIAL INC. (INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT)	372,489 Warrants

LEON’S FURNITURE LTD. (INCORPORATED UNDER THE ONTARIO BUSINESS CORPORATIONS ACT) 45 Gordon Mackay Road, Toronto, ON M9N 3X3

(hereinafter referred to as the Holder) is the holder of 372,489 share purchase warrants (Warrants) of Flexiti Financial Inc. (the Corporation), entitling the Holder to, subject to adjustments, subscribe for and purchase one (1) fully paid and non-assessable common share in the capital of the Corporation (a Share) for every one (1) Warrant held by the Holder, without nominal or par value of the Corporation, upon the terms and conditions as hereinafter set forth.

•Exercise Price

The exercise price of the Warrants shall, subject to adjustments, be $83.38 per Share purchased, payable in lawful money of Canada (the Exercise Price).

•Exercise of Warrants

(a)Subject to the restrictions herein contained, the Warrants may be exercised, in whole or in part solely upon the occurrence a Liquidity Event (as defined below) that occurs before 5:00 P.M. (Toronto Time) on May 26, 2031 (the Expiry Date), pursuant to Section 4(a) (the Exercise Date), by the Holder by:

(i)duly completing and executing the exercise form and investor certification form attached hereto in the manner indicated for that number of Shares to which the Holder is entitled and desires to purchase and delivering the same to the Corporation, including indicating the means by which such Holder is an “Accredited Investor” under National Instrument 45-106 or a person that otherwise qualifies under Section 2.4 of National Instrument 45-106 and confirms the truth and accuracy of all statements made therein;

(ii)surrendering, on or prior to the Exercise Date, this Warrant Certificate and the duly completed and executed exercise form and investor certification form to the Corporation at its registered office at 130 King St W, Suite 1740, Toronto ON, M5X 1E1, Attention: Legal Department; and

(iii)paying the purchase price for the Warrants subscribed for in the form of cash, a certified cheque, bank draft, wire transfer or money order in same day immediately payable funds payable to the order of the Corporation in an amount equal to the Exercise Price multiplied by the number of Shares subscribed for.

(b)The Corporation shall notify the Holder in writing of any change of address of its registered office. These Warrants shall be deemed to be so surrendered only upon personal delivery thereof or, if sent by post or other means of transmission, upon actual receipt thereof by the Corporation at its registered office at such time of delivery. Upon the surrender, payment and delivery described above, the person or persons in whose name or names the Shares issuable upon exercise of the Warrants are to be issued shall be deemed for all purposes the holder or holders of record of such Shares and the Corporation covenants that following such surrender, payment and delivery, it will cause a certificate or certificates to be delivered or mailed to such person or persons at the address or addresses specified in such exercise form evidencing the Shares subscribed for.

(c)Notwithstanding anything to the contrary, Holder acknowledges and agrees that Holder shall not be entitled to exercise Warrants if the exercise of such Warrants results in Holder beneficially owning or exercising control over greater than 19.9% of the issued and outstanding Shares of the Corporation immediately following an Initial Public Offering.

•Adjustments

(a)If the Corporation, between the date hereof and the earlier of the Expiry Date or the Exercise Date:

(i)consolidates its Shares into a lesser number of shares, subdivides its Shares into a greater number of shares or reclassifies its Shares, then, when the right to acquire Shares pursuant hereto is exercised, the Holder shall have the right to receive and the obligation to take Shares in such number and description as the Holder would otherwise have if the Holder had exercised the right of acquisition before such event or the first of such events, if more than one, and had held the Shares which the Holder would have received until the actual exercise of the right of acquisition;

(ii)undertakes an amalgamation, arrangement, merger or other consolidation or combination with any other corporation, then when the right to acquire pursuant hereto is exercised the Holder shall have the right to receive and the obligation to take such securities in the consolidated, amalgamated, arranged, merged, consolidated, or combined corporation as the Holder would otherwise have if the Holder had exercised the right of acquisition before such event and had held the securities the Holder would have received until the actual exercise of the right of acquisition;

(iii)pays any stock dividend or makes any other distribution of any securities of the Corporation to all of the holders of the Shares, then when the right of acquisition attaching to these Warrants is exercised the Holder shall have the right to receive the additional number of securities of the appropriate class payable pursuant to the stock dividend or other distribution as if the Holder had exercised the right of acquisition before the payment of such stock dividend or other distribution and had held the securities the Holder would have received until the actual exercise of the right of acquisition; or

(iv)transfers all or substantially all of its assets, then when the right of acquisition attaching to the Warrants is exercised the Holder shall have the right to receive and the obligation to take the securities in the number and description or other property as if the Holder had exercised the right of acquisition before such event and had held the securities the Holder would have received until the actual exercise of the right of acquisition.

On the occurrence of each and every event enumerated in the foregoing, the applicable provisions of this Warrant Certificate shall be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

(b)The adjustments in the number of Shares issuable pursuant to the rights attaching to this Warrant Certificate provided for above are to be cumulative, and all such adjustments as are applicable to the acquisition of Shares shall be made. If and whenever any action is taken which requires an adjustment in the number of Shares issuable upon the exercise of the right of acquisition attaching to the Warrants, the Corporation shall forthwith deliver to the Holder a certificate of the Corporation setting forth the details of the action taken and the adjusted number of Shares issuable upon the exercise of the Warrants and the details of the calculation of such adjustment. In the event of any question arising with respect to the number of Shares issuable as the result of any such events, such questions shall be conclusively determined by the board of directors of the Corporation (the Board), acting reasonably and in good faith.

•Liquidity Event.

(a)Exercise. Subject in each case to this Section and to Section 4(b) and notwithstanding anything else herein to the contrary, if an agreement is entered into respecting a transaction that would, if completed, result in a Change of Control or Initial Public Offering (each as defined below, and the entering into of such an agreement in each case a Liquidity Event), the Corporation shall deliver to the Holder written notice regarding the material particulars and expected date of the Change of Control or Initial Public Offering. Such notice shall also state the number of Shares issuable on exercise of the Warrants. The Board may, without the consent of the Holder and without any sum or compensation payable to the Holder, elect that all Warrants terminate on the date to be set out in the notice to the Holder pursuant to an expected Change of Control or Initial Public Offering transaction. If the Board so elects, such election shall be stated in the notice and the Holder shall have ten (10) business days after the date of such notice to advise the Corporation whether it will irrevocably exercise all or any portion of the Warrants, with any such exercise to be effected not later than ten (10) business days immediately prior to consummation of the Change of Control or Initial Public Offering. All Warrants not exercised by the time required herein or as further specified in such notice to Holder, notwithstanding anything herein contained, shall immediately terminate and will be void, of no value, and of no further force or effect whatsoever. Notwithstanding the foregoing, no Warrants may be exercised after a party has provided notice of termination of the merchant agreement between the Corporation and Holder dated May 26, 2021 (the Merchant Agreement), in accordance with its terms, unless and until such notice has been revoked or cancelled in writing or the parties to the Merchant Agreement have agreed in writing to continue the term of the Merchant Agreement beyond the date of termination provided in such notice.

(b)Cashless Surrender. Notwithstanding anything else in this Warrant Certificate, the Board may, in connection with a Liquidity Event and at its sole option and without the consent of the Holder, take such steps as are necessary or desirable with respect to any or all Warrants and/or Shares issued or issuable pursuant to the Warrants, that are in the best interests of the Corporation, including determining that any or all Warrants and/or Shares issued or issuable pursuant to the Warrants will be purchased by the Corporation or one or more other persons or entities designated by it (each, a Designee) at the Liquidity Event Price (as defined below) less the applicable Exercise Price; provided that the Warrants and/or Shares may only be purchased by the Corporation or a Designee, as described above, if the Liquidity Event Price is higher than the Exercise Price, and the Corporation may (by written notice delivered in connection with such Liquidity Event) cancel (for no consideration) the Warrants if the applicable Exercise Price is greater than the Liquidity Event Price. Notwithstanding the foregoing, if the Liquidity Event is an Initial Public Offering, the Board will only take steps with respect to this Section 4(b) if it determines in good faith, in consultation with its advisors, that the exercise of the Warrants could have a negative impact on the Corporation or the Initial Public Offering. The Holder shall execute such documents and instruments and take such other actions, including exercise of Warrants pursuant to Section 4(a), as may be required consistent with the foregoing; provided, however, that the exercise of Warrants pursuant to Section 4(a), or any cancellation or sale of this Warrant Certificate and/or Shares pursuant to this Section 4(b), shall be subject to the completion of the Liquidity Event. Liquidity Event Price means the cash value of all amounts payable in respect of each Share upon the occurrence of the Liquidity Event, including any adjustment made pursuant to Section 4(d), as determined by the Board in good faith.

(c)Change of Control shall mean the occurrence of any of the following:

(i)the purchase or acquisition of voting securities of the Corporation or, if applicable, the Combined Entity (as defined below) (Voting Securities) and/or securities convertible into Voting Securities or carrying the right to acquire Voting Securities (Convertible Securities) as a result of which a person, group of persons, or persons acting jointly or in concert, or persons associated or affiliated within the meaning of the Securities Act (Ontario) with any such person, group of persons, or any of such persons acting jointly or in concert (collectively the Acquirors) beneficially own or exercise control or direction over Voting Securities and/or Convertible Securities such that, assuming the conversion or other exercise of all Convertible Securities, the Acquirors would have the right to cast more than fifty percent (50%) of the votes attached to all Voting Securities; or

(ii)the completion of:

(A)an amalgamation, arrangement, merger or other consolidation or combination of the Corporation or, if applicable, the Combined Entity with another corporation or other entity pursuant to which the shareholders or equity holders of the Corporation or the Combined Entity immediately thereafter do not own securities of the successor or continuing corporation or other entity which would, assuming the exercise of all convertible securities, entitle them to cast more than fifty (50%) percent of the votes attaching to all of the shares or other equity in the capital of the successor or continuing corporation or other entity which may be cast to elect directors (or similar governing persons) of that corporation or other entity;

(B)a liquidation, dissolution or winding-up of the Corporation or the Combined Entity; or

(C)the sale, lease or other disposition of all or substantially all of the assets of the Corporation or the Combined Entity,

that, in any such case, does not include an internal reorganization, restructuring or similar transaction in respect of the Corporation or the Combined Entity.

(d)[***]

(e)Initial Public Offering means any transaction pursuant to which the Shares or Equity Securities of the Corporation or the Combined Entity (or of any issuer resulting from any transaction including, without limitation, any consolidation, amalgamation, merger, plan of arrangement, reverse take-over, qualifying transaction, change of business or any other business combination or similar transaction of the Corporation or the Combined Entity) (in each case, the IPO Issuer) have been listed on any recognized stock exchange in Canada or the United States. Equity Securities means any shares in the capital of the IPO Issuer equity interest or other ownership interest or profit participation or similar right with respect to the IPO Issuer, including without limitation, any Share, preferred share, note or debt security having or containing equity or profit participation features, or any option, warrant or other security or right which is directly or indirectly convertible into or exercisable or exchangeable for any Equity Securities.

(f)If the Board makes a determination to undertake an Initial Public Offering, upon notice from the Board to the Holder, the IPO Issuer and the Holder shall cooperate in good faith to negotiate and complete a customary registration rights agreement consistent with the terms described in Exhibit B and the Holder hereby covenants to the Corporation to cooperate in good faith with the IPO Issuer to execute such documents and perform such actions as are necessary or desirable in order to comply with applicable securities laws and any regulatory authorities having jurisdiction over the Equity Securities and/or Holder.

•Termination. Notwithstanding the foregoing, immediately upon: (i) the Merchant Agreement is terminated in accordance with its terms; or (ii) the Corporation ceasing to be the exclusive provider of point-of-sale financing for Holder, its affiliates and its franchisees, except (for item (ii) only) if this is in accordance with an agreement signed by the Corporation (each a Termination Event), the Board may, without the consent of the Holder, without any sum or compensation payable to the Holder and upon notice to the Holder, elect that all Warrants immediately terminate upon the occurrence of such Termination Event. For clarification, the Corporation may terminate the Warrants pursuant to this Section without terminating (or having any obligation to terminate) the Merchant Agreement. Upon the occurrence of a Termination Event all Warrants issued to the Holder shall immediately terminate and will be void, of no value, and of no further force or effect whatsoever.

•Exercise in Whole or in Part
The Holder may subscribe for and acquire any lesser number of Shares than the number of Shares exercisable under the Warrant Certificate. Any Warrants not exercised by the time required under Section 4(a), shall terminate and be cancelled on the consummation of the Change of Control or Initial Public Offering notwithstanding anything otherwise contained herein.

•Share Certificates

(a)Upon compliance with the terms and conditions hereof, the Corporation will cause to be issued to the person or persons in whose name or names the Shares so subscribed for are to be issued the number of fully paid and non-assessable Shares subscribed for, and such person or persons shall be deemed upon payment, delivery and surrender as set forth herein to be the holder or holders of record of such Shares. Following compliance of the conditions aforesaid, the Corporation will cause to be couriered or delivered to the holder at the address or addresses specified in the exercise form attached hereto, a certificate or certificates evidencing the number of Shares subscribed for.

(b)The Holder acknowledges that any certificates evidencing the Shares issuable pursuant to the exercise of the Warrants may be subject to a hold period, escrow, or lock-up agreement required by any underwriter, dealer, stock exchange, regulatory authority or under applicable securities law without compensation to the Holder, and may bear the following legend or any other legend required by such hold period, escrow, lock-up agreement or as required by law:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE LATER OF (I) MAY 26, 2021 AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY".

•Securities Law Exemption

The Holder represents, warrants, certifies, and covenants that it is an “Accredited Investor” within the meaning of National Instrument 45-106 or a person that otherwise qualifies under Section 2.4 of National Instrument 45-106 and has properly completed and duly executed the investor certification form (and will do so upon the exercise of any Warrant) in each case indicating the means by which such Holder is an “Accredited Investor” under National Instrument 45-106 or a person that otherwise qualifies under Section 2.4 of National Instrument 45-106 and confirms the truth and accuracy of all statements made therein.

•No Fractional Shares

No fractional Shares will be issued upon exercise of the Warrants, nor shall any compensation be made for such fractional Shares, if any. To the extent that the Holder would otherwise be entitled to purchase a fraction of a Share, the number of Shares to be received shall be rounded down to the next whole number of Shares and the Holder shall not be entitled to any payment or compensation in respect of any such fractional Share.

•No Rights of Shareholder Until Exercise; Agreement to be Bound by Shareholder Agreement Following Exercise

(a)This certificate and the Warrants represented hereby do not confer any rights of a shareholder on the Holder (including any right to receive dividends or other distribution to shareholders or to vote at a meeting of the shareholders of the Corporation), other than in respect of Shares which the Holder shall have exercised his, her or its right to purchase hereunder and which the Holder shall have actually subscribed and paid for. The Holder agrees to become party to any shareholder agreement by and among the shareholders of the Corporation either then in effect or to be implemented, and without variation or changes by the Holder whatsoever, immediately prior to or concurrently with the issuance of the Shares issuable upon the exercise of the Warrants.

(b)Subject as hereinafter provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement contained herein shall be had against any shareholder, director or officer of the Corporation either directly or through the Corporation, it being expressly agreed and declared that the obligations under this Warrant Certificate are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the shareholders, directors or officers of the Corporation or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants.

•No U.S. Registration

The Warrants evidenced by this Warrant Certificate have not been and will not be registered under the United States Securities Act of 1933, as amended, (the U.S. Securities Act), and may not be offered or sold to a person in the United States, except pursuant to an exemption from registration under the U.S. Securities Act. Compliance with the securities laws of any jurisdiction is the responsibility of the Holder.

•Covenants and Representations

(a)The Corporation covenants and agrees that so long as any Warrants evidenced hereby remain outstanding:

(i)it is duly authorized to create and issue this Warrant Certificate and the Shares to be issued hereunder;

(ii)this Warrant Certificate, when originally signed by the Corporation as herein provided, will be a valid and enforceable obligation of the Corporation in accordance with the provisions hereof;

(iii)subject to the provisions hereof, it will cause the Shares from time to time subscribed for and acquired in the manner herein provided, and the certificates evidencing such Shares, to be duly issued;

(iv)at all times up to and including the earlier of the Expiry Date, the Exercise Date, or termination of this Warrant Certificate pursuant to the terms hereof, while this Warrant Certificate shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Shares to satisfy the right of acquisition attaching to this Warrant Certificate;

(v)all Shares which shall be issued upon the exercise of the right of acquisition attaching to this Warrant Certificate, upon payment therefor of the amount at which such Shares may at the time be acquired pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares of the Corporation, free from any and all taxes, liens and charges, and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof;

(vi)the entering into of this Warrant Certificate and the performance of its obligations contemplated by this Warrant Certificate do not, and will not constitute an event that would (or with the lapse of time or action by a third party or both, could) result in a violation of any of the terms or provisions of any law applicable to the Corporation or any of the Corporation’s constating documents, or any agreement to which such the Corporation is a party or by which it is bound; and

(vii)the Corporation shall (a) comply in all material respects with the securities legislation applicable to it; and (b) shall use commercially reasonable efforts to do or cause to be done all things necessary to preserve and maintain its corporate existence.

(b)The Holder represents, warrants and covenants to the Corporation (and acknowledges that the Corporation and its counsel, are relying thereon) that both at the date hereof and at the date that any Warrant is issued:

(i)it is an entity, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization;

(ii)the entering into of this Warrant Certificate and the performance of its obligations contemplated by this Warrant Certificate do not, and will not constitute an event that would (or with the lapse of time or action by a third party or both, could) result in a violation of any of the terms or provisions of any law applicable to the Holder or any of the Holder’s constating documents, or any agreement to which such the Holder is a party or by which it is bound; and

(iii)it is duly authorized to execute and deliver this Warrant Certificate and all other necessary documentation in connection with the transactions contemplated by this Warrant Certificate and that this Warrant Certificate has been duly and validly authorized, executed and delivered by, and constitutes a legal, valid, binding and enforceable obligation of, the Holder.
•Notice

Any notices, consents or other communication required to be sent or given hereunder to the Holder shall in every case be in writing and shall be deemed to be received by the Holder on the date of the occurrence of the following:

(a)Hand delivery to the Holder;

(b)Three (3) business days following the mailing of such notice by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested;

(c)Delivered by e-mail to [***] and [***]; or

(d)Delivered by a recognized overnight courier service.

•Miscellaneous

(a)The Warrants evidenced by this Warrant Certificate are not transferable, assignable and do not include any similar right or privilege, whether directly or indirectly, unless the prior written consent of the Board and Corporation has been expressly provided to the Holder, and in each case which may be withheld.

(b)The Corporation may treat the Holder for all purposes as the absolute owner hereof and shall not be affected by any notice or knowledge of the contrary.

(c)This Warrant Certificate shall not be valid for any purpose whatsoever unless and until it has been signed by or on behalf of the Corporation.

(d)If the Warrant Certificate is stolen, lost, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its sole discretion impose, issue a new Warrant Certificate of like denomination, tenure and date as the Warrant Certificate so stolen, lost, mutilated or destroyed.

(e)This Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(f)All references herein to monetary amounts are references to lawful money of Canada.

(g)Time shall be of the essence hereof.

[signature page follows]

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer effective as of the date first written above.

FLEXITI FINANCIAL INC.
Per:	/s/
Name:
Title:

Acknowledged and agreed:

LEON’S FURNITURE LTD.
Per:	/s/
Name:
Title:

EXHIBITS

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